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                                                                    EXHIBIT 4.6

                              THE MILLS CORPORATION

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 27, 2001, is between The Mills Corporation, a Delaware corporation (the "COMPANY"), and iStar Preferred Holdings LLC, a Delaware limited liability company ("BUYER").

                                    RECITALS

      A. The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT").

      B. The Company has authorized the Series A Cumulative Convertible Preferred Stock of the Company (the "SERIES A PREFERRED STOCK"), which shall be convertible into shares of the Company's voting common stock, par value $0.01 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series A Preferred Stock, substantially in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS").

      C. Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, initially 250,000 shares of Series A Preferred Stock (the "INITIAL PREFERRED SHARES") and warrants exercisable in certain circumstances set forth therein for shares of Common Stock (the Common Stock issuable thereunder, the "INITIAL WARRANT SHARES" and such warrants, the "INITIAL WARRANTS"), with the Initial Warrants to be substantially in the form attached hereto as EXHIBIT B.

      D. Subject to the terms and conditions set forth in this Agreement, Buyer will be required to buy and the Company will be required to sell 500,000 shares of Series A Preferred Stock (the "MANDATORY PREFERRED SHARES") (the Initial Preferred Shares and the Mandatory Preferred Shares collectively are referred to in this Agreement as the "PREFERRED SHARES") and warrants exercisable in certain circumstances set forth therein for shares of shares of Common Stock (the Common Stock issuable thereunder, the "MANDATORY WARRANT SHARES" and together with the Initial Warrant Shares, the "WARRANT SHARES;" and such warrants the "MANDATORY WARRANTS" and collectively with the Initial Warrants, the "WARRANTS"), with the Mandatory Warrants to be substantially in the form attached hereto as EXHIBIT B.

      E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder.

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                                    AGREEMENT

      In consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyer hereby agree as follows:

      1.    PURCHASE AND SALE OF PREFERRED SHARES.

            a. PURCHASE OF PREFERRED SHARES. Subject to the satisfaction of the conditions set forth in Sections 9(a) and 10(a) below, the Company shall issue and sell to Buyer and Buyer agrees to purchase from the Company the Initial Preferred Shares and the Initial Warrants at a single closing (the "INITIAL CLOSING"). Subject to the satisfaction of the conditions set forth in Sections 1(c), 9(b) and 10(b), the Company shall issue and sell to Buyer and Buyer agrees to purchase from the Company all, and not less than all, of the Mandatory Preferred Shares and the Mandatory Warrants at a single closing (the "MANDATORY CLOSING"). (The Initial Closing and the Mandatory Closing collectively are referred to in this Agreement as the "CLOSINGS"). The purchase price (the "PURCHASE PRICE") of each Preferred Share at each of the Closings shall be $96.00.

            b. THE INITIAL CLOSING DATE. The date and time of the Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m. New York Time, within three (3) Business Days following the date hereof, subject to the satisfaction of the conditions to the Initial Closing set forth in Sections 9(a) and 10(a) (or such later date as is mutually agreed to by the Company and Buyer). The Initial Closing shall occur on the Initial Closing Date at the offices of Buyer, 1114 Avenue of the Americas, 27th Floor, New York, New York 10036. "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

            c. THE MANDATORY CLOSING DATE. Subject to satisfaction of the conditions to the Mandatory Closing set forth in Sections 9(b) and 10(b) and the conditions set forth in this Section 1(c), the date and time of the Mandatory Closing (the "MANDATORY CLOSING DATE") shall be 10:00 a.m. New York Time, on the earlier of (i) the date set forth in the Mandatory Share Notice (as defined below) (or such later date as is mutually agreed to by the Company and the Buyer), and (ii) October 27, 2001 (the "FINAL CLOSING DATE"). The Company may deliver written notice (the "MANDATORY SHARE NOTICE") to Buyer on a date which is within five (5) months of the Initial Closing Date (the "MANDATORY SHARE NOTICE DATE"). The Mandatory Share Notice shall set forth the date of the Mandatory Closing Date which date shall be not less than 30 days after the Mandatory Share Notice Date and in no event shall be later than October 27, 2001. Notwithstanding the foregoing, Buyer shall not be required to purchase the Mandatory Preferred Shares unless each of the following conditions is satisfied:
(i) during the period beginning on the date of this Agreement and ending on and including the Mandatory Closing Date, there shall not have occurred the consummation of a Change of Control (as defined in Section 5) or a public announcement of a pending Change of Control which has not been abandoned or terminated; (ii) at all times during the period beginning on the date of this


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Agreement and ending on and including the Mandatory Closing Date, the Common
Stock shall have been listed on The New York Stock Exchange, Inc. ("NYSE") or The American Stock Exchange, Inc. ("AMEX") or designated for quotation on the Nasdaq National Market ("NASDAQ") and shall not have been suspended from trading on such exchanges nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges; and (iii) during the period beginning on the Initial Closing Date and ending on and including the Mandatory Closing Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares on a timely basis as set forth in the Certificate of Designations and otherwise shall have been in compliance with and shall not have breached any provision of the Transaction Documents (as defined below) and the Certificate of Designations. The Mandatory Closing shall occur on the Mandatory Closing Date at the offices of Buyer, 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.

            d. FORM OF PAYMENT. On each of the Closing Dates, (i) Buyer shall pay the Purchase Price to the Company for the Preferred Shares to be issued and sold to Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, less any amount withheld for expenses or fees pursuant to Sections 4(h) and 4(i), and (ii) the Company shall deliver to Buyer stock certificates (in the denominations as Buyer shall request) (the "PREFERRED STOCK CERTIFICATES") representing such number of the Preferred Shares which Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of Buyer.

      2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

            Buyer represents and warrants that:

            a. INVESTMENT PURPOSE. Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES"), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            b. ACCREDITED INVESTOR STATUS. Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

            c. RELIANCE ON EXEMPTIONS. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.


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            d. INFORMATION. Buyer and its advisors and representatives, if any, have been afforded the opportunity to ask questions of the Company. (However, neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors and representatives, if any, shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.) Buyer understands that its investment in the Securities involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            e. NO GOVERNMENTAL REVIEW. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            f. LEGENDS. Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, as set forth in the Registration Rights Agreement and in particular until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFICATION PURSUANT TO ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER SAID ACT OR LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN, REPURCHASE FACILITY, OR OTHER FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Buyer agrees to comply with the restrictions set forth in the legend above and to require any transferee to so agree as a condition of transfer. The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides


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the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k) promulgated under the 1933 Act (or any successor thereto).

            Buyer understands that the certificates or other instruments representing the Preferred Shares shall also bear a restrictive legend referring to restrictions set forth in this Agreement and in the Company's Amended and Restated Certificate of Incorporation, as amended, provided, however, if restrictions described in a restrictive legend in the Company's Amended and Restated Certificate of Incorporation, as amended, is inapplicable to the Preferred Shares the certificates or other instruments representing the Preferred Shares will also contain a notation to that effect.

            g. AUTHORIZATION; ENFORCEMENT; VALIDITY. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Buyer and are valid and binding agreements of Buyer enforceable against Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            h. STATE OF DECISION-MAKING. The Buyer's receipt of the Company's offer to purchase the Securities, the Buyer's decision to purchase the Securities, and the Buyer's purchase of the Securities will all be made in the State of New York.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            Except as set forth on the Schedules attached hereto, the Company represents and warrants to the Buyer that:

            a. ORGANIZATION AND QUALIFICATION. Each of the Company and the Operating Partnership is a corporation or limited partnership, respectively, duly organized and validly existing in good standing under the laws of the jurisdiction in which it was incorporated or organized, and has the requisite corporate or limited partnership power and authorization, respectively, to own its properties and to carry on its business as now being conducted. Each of the Company's Subsidiaries (as hereinafter defined) is a corporation, limited partnership, limited liability company or business trust duly organized and validly existing in good standing under the laws of the jurisdiction in which it was incorporated or organized, and has the requisite corporate, limited partnership, limited liability company or business trust power and authorization to own its properties and to carry on its business as now being conducted except where failure to be in good standing would not have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, limited partnership, limited liability company or business trust to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as hereinafter defined). For purposes of this Agreement, an entity shall be considered a "SUBSIDIARY" of any other entity that directly or indirectly owns or controls securities or other ownership interests that (i) permits such other entity to elect a majority of the Board of Directors (or members of any similar governing body)


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of the first entity, (ii) permits such other entity to direct the business and policies of such first entity or (iii) confers a majority of the economic interest of such first entity on such other entity (for avoidance of doubt, the Operating Partnership (as hereinafter defined) is a Subsidiary of the Company). For purposes of this Agreement, each Joint Venture shall be considered a Subsidiary of the Company. As used in this Agreement, "JOINT VENTURE" means any partnership, limited liability company or other entity in which the Company, either directly or indirectly, owns an equity interest. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or on the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designations. The Company has no Subsidiaries except as set forth on SCHEDULE 3(a)(i). Each Subsidiary of the Company identified on SCHEDULE 3(a)(ii) hereinafter shall be referred to as a "Significant Subsidiary". True and complete copies of the Charter Documents of the Company and each Significant Subsidiary have been made available to Buyer or Buyer's counsel. For purposes of this Agreement, "CHARTER DOCUMENTS" means (i) with respect to a corporation, the articles or certificate of incorporation and bylaws of such corporation, (ii) with respect to a limited partnership, the certificate of limited partnership or similar state filing and partnership or other similar agreement of such limited partnership and, (iii) with respect to a limited liability company, the certificate of organization or other similar state filing and operating or other similar agreement of such limited liability company and (iv) with respect to any other entity, the organizational and other documents of such entity comparable to the documents specified in (i) through
(iii). The Subsidiaries that are owned directly by the Company (and not through the Operating Partnership) have de minimus business, revenue, income and assets.

            b. AUTHORIZATION; ENFORCEMENT; VALIDITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Ownership Limit Waiver (as defined in Section 9), the Registration Rights Agreement, the Partnership Agreement Amendment (as defined in Section 10), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the adoption, execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, but not limited to, the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors (or a duly authorized committee thereof) and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Certificate of Designations will have been filed prior to the Initial Closing Date with the


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Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

            c. CAPITALIZATION. (i) As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, approximately 24,117,130 shares are issued and outstanding, no more than 7,000,000 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and no more than 16,332,517 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 50,000,000 shares of non-voting common stock, par value $0.01 per share, of which as of the date hereof, no shares are issued and outstanding and (iii) 20,000,000 shares of preferred stock, of which as of the date hereof, no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
SCHEDULE 3(c)(i) or in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the SEC (the "FORM 10-K") and except as relate to less than $5,000,000 in interests or securities or agreements, either individually or in the aggregate: (A) no shares of capital stock or other equity interests of the Company or any Significant Subsidiary are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (B) there are no outstanding debt securities that are convertible into equity securities issued by the Company or any Significant Subsidiary; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or other equity interests of the Company or any Significant Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Significant Subsidiary is or may become bound to issue additional shares of capital stock or other equity interests of the Company or any Significant Subsidiary, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or other equity interests of the Company or any Significant Subsidiary to any party other than the Company or a subsidiary of the Company whose financial results are consolidated with the Company's in the Company's financial statements prepared in accordance with the requirements of the 1934 Act and the regulations promulgated thereunder; (D) there are no agreements or arrangements under which the Company or any Significant Subsidiary is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (E) there are no outstanding equity securities or instruments of the Company or any Significant Subsidiary which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Significant Subsidiary is or may become bound to redeem a security of the Company or any Significant Subsidiary; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (G) neither the Company nor any Significant Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Ownership Limit (as defined in the Company's Amended and Restated Certificate of Incorporation, as amended) has been increased to 9.225%, and has not been rescinded, revoked, amended or changed.


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      (ii) The Company is the sole general partner of The Mills Limited
Partnership, a Delaware limited partnership (the "OPERATING PARTNERSHIP"). Information that is accurate (except to the extent that any inaccuracy would not have a Material Adverse Effect) regarding the capitalization and the Company's direct and indirect ownership of the Operating Partnership and each Subsidiary of the Company is diagrammed and described in SCHEDULE 3(c)(ii), provided, however, that information regarding ownership in SCHEDULE 3(c)(ii) may reflect residual ownership interests after the payment of preferences that are not reflected in such schedule.

      (iii) All the shares of Common Stock held in escrow pursuant to the Escrow Agreement, dated as of October 23, 1998, by and among the Operating Partnership, Chelsea GCA Realty Partnership, LP and The First National Bank of Chicago will be released to the Company upon payment by the Company of approximately $4.6 million.

            d. ISSUANCE OF SECURITIES. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. 6,851,866 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares or upon exercise of the Warrants, as the case may be. Upon conversion or exercise in accordance with the Certificate of Designations or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties of Buyer contained in Section 2 hereof, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            e. NO CONFLICTS. Except as disclosed in SCHEDULE 3(e)(i), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, but not limited to, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Charter Documents of the Company or any Significant Subsidiary; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party and the termination, amendment, acceleration or cancellation of which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as hereinafter defined)) applicable to the Company or any Significant Subsidiary or by which any property or asset of the Company or any Significant Subsidiary is bound or affected. Except as disclosed in SCHEDULE 3(e)(ii), neither the Company nor any of its Subsidiaries is in violation of its Charter Documents, except where any such violations and defaults could not reasonably be expected to result, either individually or in


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the aggregate, in a Material Adverse Effect. Except as disclosed in SCHEDULE
3(e)(iii), neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, or by which any of their property is bound, except where such violations and defaults could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof. Except as disclosed in SCHEDULE 3(e)(iv), all consents, authorizations, orders, waivers, filings and registrations that the Company is required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Principal Market and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

            f. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). A complete list of the Company's SEC Documents is set forth on SCHEDULE 3(f). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved ("GAAP") (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to Buyer or its advisors or representatives, if any, that is not included in the SEC Documents, at the


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time such other information was provided, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. The Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement).

            g. ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3(g) OR IN THE FORM 10-K, since December 31, 2000 there has been no material adverse change and no material adverse development in the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiaries has taken any steps, nor do any of them currently expect to take any steps, to seek protection pursuant to any bankruptcy law and neither the Company nor any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.

            h. ABSENCE OF LITIGATION. Except as disclosed in SCHEDULE 3(h)(i), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened in writing against or affecting the Company, the Common Stock or any of the Subsidiaries, any of their respective properties, or any of the Company's or the Subsidiaries' officers or directors in their capacities as such, except such as involves less than $500,000, could not reasonably be expected to result in a Material Adverse Effect or is fully covered by insurance (subject to commercially reasonable deductibles or a commercially reasonable self-insurance retention program). Except as set forth in SCHEDULE 3(h)(ii), to the knowledge of the Company none of the directors or officers of the Company has been involved in securities related litigation during the past five years.

            i. ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF PREFERRED SHARES. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm's-length purchaser with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby and any advice given by Buyer or any of its representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to Buyer's purchase of the Securities. The Company further represents to Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            j. [Intentionally omitted.]

            k. NO GENERAL SOLICITATION. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

            l. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, but not limited to, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

            m. DILUTIVE EFFECT. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

            n. EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. Except as disclosed in SCHEDULE 3(n), no executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

            o. INTELLECTUAL PROPERTY RIGHTS. Except as disclosed in SCHEDULE 3(o)(i), the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary at their respective stages of development to conduct their respective businesses as now conducted, except where the failure to own or possess such rights could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Except as set forth on SCHEDULE 3(o)(ii), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on SCHEDULE 3(o)(iii), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the value and, in the case of intellectual property whose value depends on secrecy and confidentiality, the secrecy and confidentiality of all of their intellectual properties.

            p. ENVIRONMENTAL LAWS. Except as disclosed in SCHEDULE 3(p), to the knowledge of the Company, the Company, its Subsidiaries and the properties they own (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances, wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them at their respective stages of development under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the foregoing cases (i)-(iii), the failure to so comply or receive such permits could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. True and complete copies of all environmental reports with respect to the properties owned by the Company or any of the Subsidiaries, which reports the Company or any of its Subsidiaries has in its possession or control, have been provided to Buyer. Notwithstanding any other provision of this Agreement, this Section 3(p) and Section 3(h) contain the Company's sole and exclusive representations and warranties with respect to environmental matters.

            q. INSURANCE. The Company and each Significant Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Significant Subsidiary are engaged. Neither the Company nor any Significant Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            r. REGULATORY PERMITS. Except for those the absence of which could not reasonably be expected to result, either individually or in the aggregate, in a Materially Adverse Effect, the Company and each Significant Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary at their respective stages of development to conduct their respective businesses as presently conducted, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            s. INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            t. CERTAIN AGREEMENTS Neither the Company nor any of its Subsidiaries is subject to any Charter Document, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Buyer as such. Neither the Company nor any Significant Subsidiary is a party to any contract or agreement that could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Buyer. Except as disclosed in SCHEDULE 3(t)(i) or in the Form 10-K, neither the Company nor any of its Subsidiaries have indebtedness to third parties, either individually or in the aggregate, in excess of $1.0 million. True and complete copies of the agreements pursuant to which such indebtedness has been incurred and the ancillary documents thereto have been delivered to or made available to Buyer or its counsel. Except as set forth in SCHEDULE 3(t)(ii), there are currently no defaults in the payment of principal or interest on any such indebtedness, no payments thereunder have been deferred or extended beyond their stated maturity, and as of March 31, 2001, the Company was not in default of any of its covenants or obligations contained in the Loan Documents (as hereinafter defined). Except as described in SCHEDULE 3(t)(iii), neither the Company nor any of its Subsidiaries is a party to, or bound by, any agreement or arrangement which prohibits (absent a BONA FIDE default under such agreement or arrangement) the distribution of cash by such entity to its equity holders for the payment of a distribution or dividend on the Preferred Shares, where such prohibition could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to make required payments on the Preferred Shares.

            u. TAX STATUS. The Company and each of its Subsidiaries, (i) has timely made or filed, after giving effect to any permitted extensions, all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid, after giving effect to any permitted extensions, all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply and for all periods prior to the date hereof for which any return, report or declaration has not been filed. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company knows of no basis for any such claim. Except as set forth on SCHEDULE 3(u), each of the Subsidiaries of the Company is a pass-through entity for federal income tax purposes. The Company has been at all times commencing with its taxable year ending December 31, 1994 a real estate investment trust within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code of 1986, as amended, is hereinafter referred to as the "CODE") and the regulations promulgated (whether final or temporary) or proposed under the Code (the "REGULATIONS").

            v. TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 3(v) and in the SEC Documents filed at least ten days prior to the date hereof, and other than the grant of stock options disclosed on SCHEDULE 3(c)(i), none of the officers or directors of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as officers and directors) that would reasonably be expected to have a Material Adverse Effect, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer or director has a substantial interest or is an officer, director, trustee or partner.

            w. APPLICATION OF TAKEOVER PROTECTIONS. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation and any other state which is or could become applicable to Buyer as a result of the transactions contemplated by this Agreement, including, but not limited to, the Company's issuance of the Securities and Buyer's ownership of the Securities (including the exercise of any conversion or purchase rights under any such Securities).

            x. FOREIGN CORRUPT PRACTICES. To the Company's knowledge, neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

For purposes of the representations and warranties set forth in this Section 3, all information contained in the narrative of and in the financial statements included in the Form 10-K and in the SEC Documents filed at least ten days prior to the date hereof, excluding the exhibits thereto or incorporated by reference therein, shall be deemed to have been scheduled or disclosed in writing to Buyer, as applicable.

      4.    COVENANTS.

            a. BEST EFFORTS. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 9 and 10 of this Agreement.

            b. FORM D AND BLUE SKY. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. The Company shall, on or before each of the Closings, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to Buyer at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to Buyer on or prior to the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

            c. REPORTING STATUS. Until the earlier of (i) the date which is five and one-half (5 1/2) years from the Mandatory Closing Date, (ii) such time as no Conversion Shares or Warrant Shares are held by Investors or are issuable to Investors upon the conversion of Preferred Shares or Warrants held by Investors and (iii) one month after the date on which no Preferred Shares remain issued and outstanding (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination. Notwithstanding the foregoing, upon a Change of Control (and, if any holder(s) of Preferred Shares exercise a Put Option in connection therewith, upon the payment in full of the Put Option Exercise Price due by the Company to such holder(s)), the requirements of this Section 4(c) shall terminate.

            d. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Shares as a capital contribution to the Operating Partnership which will use the capital contribution to fund development activities and pay the costs associated with the transactions contemplated by this Agreement and for general corporate and partnership purposes.

            e. FINANCIAL AND OTHER INFORMATION. As long as any Preferred Shares remain outstanding, the Company agrees to provide to Buyer and each Major Holder who prior to the time any information is required to be provided agrees in writing addressed to the Company and sent to the Company as set forth in Section 12(f) hereof to be bound by the restrictions set forth in the last two sentences of this Section 4(e) as if such Major Holder were Buyer:

                  (i) AUDITED ANNUAL FINANCIAL STATEMENTS. Within ninety-five
      (95) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, as of the end of such year, and the related consolidated statements of operations and cash flow for such fiscal year, prepared in accordance with the requirements of the 1934 Act and the regulations promulgated thereunder.

                  (ii) UNAUDITED QUARTERLY FINANCIAL STATEMENTS. Within fifty
      (50) days after the end of each of the first three fiscal quarters of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries as of the end of such period, and the related unaudited consolidated statement of income for such period and for the current fiscal year to date and statement of cash flows for the current fiscal year to date, prepared in accordance with the requirements of the 1934 Act and the regulations promulgated thereunder.

                  (iii) SENIOR MANAGEMENT REPORTING PACKAGE AND JOINT VENTURE FINANCIAL STATEMENTS. Copies of each Senior Management Reporting Package made available or distributed to the senior management of the Company promptly upon the availability or preparation thereof and if the Senior Management Reporting Package shall, after the date hereof, cease to be prepared or if the information regarding the Joint Ventures contained therein is materially changed, then reports providing substantially similar information regarding the Joint Ventures, at times substantially similar to the preparation and distribution of the Senior Management Reporting Package. In any event, the Company shall promptly provide the audited balance sheet as of each such fiscal year (if such audit is prepared), and the related statement of operations and cashflows for such year for each Joint Venture. For purposes of this Section 4, "JOINT VENTURES" means those entities set forth on SCHEDULE (4)(e)(iv) attached hereto.

                  (iv) SIGNIFICANT CHANGES. Timely notification of significant changes, except where notification of such changes would, if provided to a Person not subject to a confidentiality agreement, require the Company to publicly disclose the information contained in such notification under Regulation FD under the 1934 Act, and REIT Status concerns, including, but not limited to, prompt notification upon the Company's chief financial officer, chief executive officer, president or tax director receiving any report, allegation or determination from any attorney or accountant engaged by the Company or any agent of the Internal Revenue Service or of any state department of revenue that, there may have been, has been, or reasonably likely will be a Failure by the Company to Maintain REIT Status or having actual knowledge of facts and legal principles that create a reasonable possibility that there may have been, has been or reasonably likely will be a Failure by the Company to Maintain REIT Status and upon the submission of any proposal for consideration by the Company's Board of Directors or stockholders for the termination of the Company's REIT Status.

Buyer agrees not to disclose or use for any improper purpose any confidential, proprietary or non-public information disclosed in materials sent to Buyer pursuant to the requirements of this Section 4(e) and Buyer agrees that it shall not trade in the Company's securities so long as it is in possession of material, non-public information. Buyer may disclose information referred to in the preceding sentence to its Affiliates, lenders (including potential lenders) and transferees (including potential transferees) of Preferred Shares and Warrants only after providing the Company with the written agreement of such Affiliate, lender or transferee that such Affiliate, lender or transferee will not disclose or use for any improper purpose any confidential, proprietary or non-public information disclosed in such information and shall not trade in the Company's securities so long as it is in possession of material, non-public information; PROVIDED,

HOWEVER, that information may be disclosed to a lender or potential lender in the absence of such written agreement if there is included in any loan or credit agreement between the Buyer and such lender confidentiality provisions substantially similar to those set forth above regarding information provided to such lender or the Buyer enters into a confidentiality agreement with such lender or potential lender including confidentiality provisions substantially similar to those set forth above regarding information provided to such lender.

            f. RESERVATION OF SHARES. The Company shall use its best efforts to at all times have authorized, and reserved for the purpose of issuance, no less than the aggregate maximum number of shares of Common Stock that may be issuable upon conversion of all outstanding Preferred Shares and exercise of all outstanding or issuable Warrants (without regard to any limitations on exercises other than limitations on exercise to the extent that Preferred Shares are outstanding).

            g. LISTING. The Company shall promptly use its best efforts to secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall maintain the Common Stock's authorization for quotation on Nasdaq or listed on NYSE or AMEX (as applicable, the "PRINCIPAL MARKET"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall promptly, and in any event within five (5) Business Days, provide to each Major Holder copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

            h. EXPENSES. At each of the Closings, the Company shall reimburse Buyer for its reasonable expenses (including attorneys' fees and expenses) in due diligence and negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby, which amount shall be withheld by Buyer from the Purchase Price to be paid by it at each Closing. Buyer acknowledges receipt of $100,000 as an advance against such expenses (the "EXPENSE ADVANCE"). The Expense Advance and any expense reimbursed to Buyer hereunder, to the extent they are not loan processing costs, shall be treated for federal income tax purposes as a reduction in the "issue price" for the Preferred Shares, with the "issue price" of each Preferred Share being reduced by an amount equal to the total expense reimbursed hereunder divided by the total number of Preferred Shares outstanding following the Final Closing Date.

            i. Intentionally Omitted.

            j. FILING OF FORM 8-K. On or before the sixth (6th) Business Day following the Initial Closing Date the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act. On or before the sixth (6th) Business Day following the Mandatory Closing Date, the Company shall file a Form 8-K with the SEC describing the transaction consummated on such date.

            k. INSPECTION. As long as any Preferred Shares remain outstanding, upon thirty (30) days' written notice to the Company, each Substantial Holder and its agents and representatives shall have reasonable access to the Company's and each of its Subsidiaries' properties (and the Company shall cause its representatives to arrange and conduct such property visits), contracts, books and records, and other documents and data of the Company and each such Subsidiary, and each such holder and its agents and representatives may make copies of all such contracts, books and records, and other existing documents and data. Buyer hereby agrees, and each Substantial Holder, as a condition precedent to being permitted to have such access, shall agree in writing addressed to the Company, not to disclose or use for any improper purpose any confidential, proprietary or non-public information it learns as a result of the access provided pursuant to this Section 4(k) and each Substantial Holder agrees that it shall not trade in the Company's securities so long as it is in possession of material, non-public information. Buyer and each Substantial Holder may disclose information referred to in the preceding sentence to their respective Affiliates, lenders (including potential lenders) and transferees (including potential transferees) of Preferred Shares and Warrants only after providing the Company with the written agreement of such Affiliate, lender or transferee that such Affiliate, lender or transferee will not disclose or use for any improper purpose any confidential, proprietary or non-public information disclosed in such information and shall not trade in the Company's securities so long as it is in possession of material, non-public information; PROVIDED, HOWEVER, that information may be disclosed to a lender or potential lender in the absence of such written agreement if either there is in included in any loan or credit agreement between the Buyer or Substantial Holder and such lender confidentiality provisions substantially similar to those set forth above regarding information provided to such lender or the Buyer or Substantial Holder enters into a confidentiality agreement with such lender or potential lender including confidentiality provisions substantially similar to those set forth above regarding information provided to such lender.

            l. CAPITAL AND SURPLUS; SPECIAL RESERVES. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Preferred Shares shall be equal to the aggregate par value of such Preferred Shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), without the prior written consent of each Substantial Holder. So long as any Preferred Shares remain outstanding, the Company shall not account for as surplus or transfer to or otherwise allocate to the Company's surplus account for purposes of the DGCL any of the capital represented by the Preferred Shares, including, but not limited to, for the purpose of reducing any of its capital stock as contemplated by Section 244 of the DGCL.

            m. ACCESS TO BOARD OF DIRECTORS/MANAGEMENT. As long as any Preferred Shares remain outstanding, simultaneously with delivery to the relevant party, the Company shall provide each Substantial Holder with copies of all materials sent or distributed to members of the Company's Board of Directors or its audit, executive, or compensation committee, including, but not limited to, board books and draft minutes of meetings; PROVIDED, HOWEVER, that the Company shall not be required to provide any Substantial Holder with materials that are subject to any attorney-client privilege, and may omit such materials or redact portions of materials sent to Substantial Holders in order to maintain the confidentiality of such information (other than any materials or information that could affect, or relates to, Buyer's status as a REIT). In addition, the Company agrees that, upon reasonable notice, each Substantial Holder and its agents and its representative shall be entitled to meet with the Company's management up to four times in each twelve month period and at any time after a Regular Dividend (as defined in the Certificate of Designations) payment is missed or an Event of Noncompliance (as hereinafter defined) exists. Buyer hereby agrees, and each Substantial Holder, as a condition precedent to the Company's obligation to provide such materials or meetings, shall agree in writing addressed to the Company, not to disclose or use for any improper purpose any confidential, proprietary or non-public information disclosed in such materials and/or meetings and agrees that it shall not trade in the Company's securities so long as it is in possession of material, non-public information.

            n. FINANCIAL COVENANTS. The Company agrees to cause the financial covenants to be complied with that are set forth in Sections 9.10, 9.11(b) and
9.12 (including such adjustments made over time pursuant to the terms of such covenants as in effect on the date hereof) (other than paragraphs (c) and (h) of
Section 9.12), of that certain Credit Agreement, dated as of June 8, 2000 (the "TERM LOAN AGREEMENT"), among the Operating Partnership, the Lenders (as defined therein), Bayerische Hypo-Und Vereinsbank, AG and Commerzbank AG, as such covenants are in effect on the date hereof (regardless of whether or not (i) any of the Lenders waives compliance with such covenants, (ii) the Lenders agree to any modification of such covenants or (iii) all obligations under the Term Loan Agreement have been satisfied). Notwithstanding the foregoing, for purposes of this Section, under Section 9.10 of the Term Loan Agreement, the percentage of the Capitalization Value (as defined in the Term Loan Agreement) that the Total Adjusted Outstanding Indebtedness (as defined in the Term Loan Agreement) shall not exceed shall be 63%. Terms used in Sections 9.10, 9.11(b) and 9.12 of the Term Loan Agreement that are defined in the Term Loan Agreement shall have the meanings specified in the Term Loan Agreement as in effect as of the date hereof.

            o. INSURANCE. The Company agrees to maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurers rated A-or above by A.M. Best, insurance with respect to its assets and business and the assets and business of its Subsidiaries against loss or damage of the kinds customarily insured against by similarly situated entities of established reputation engaged in the same or similar businesses, in adequate amounts, and at the request of any Substantial Holder shall furnish such holder with evidence of the same.

            p. OPERATIONS. The Company agrees to continue to operate substantially in accordance with past practices using reasonable business judgment in the conduct of its affairs including, but not limited to, such matters as the preservation of its corporate existence, the payment of taxes and other obligations, and compliance with law.

            q. DISTRIBUTIONS. Subject to the terms of the Operating Partnership Agreement as in effect on the date hereof, any amendments to the Operating Partnership Agreement after the date hereof that are made in accordance with the terms of this Agreement and the other Transaction Documents and any restrictions of applicable law, the Company agrees to cause the Operating Partnership to make cash distributions to the Company to enable the Company to make distributions to the holders of Preferred Shares as provided in this Agreement, the other Transaction Documents and the Certificate of Designations.

            r. PRINCIPAL BUSINESS. The principal business of the Company and its Subsidiaries taken as a whole shall continue to be the ownership, development and operation of retail or entertainment shopping centers and businesses incidental thereto (including the master leasing and operation of food courts within retail or entertainment shopping centers operated by the Company or any of its Subsidiaries), it being understood by and acceptable to Buyer that the Company contemplates the construction of a hotel and an office complex as part of Meadowland Mills and may undertake similar ancillary projects in connection with other retail or entertainment mall developments of the Company or its subsidiaries. The Company shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of interests as general partner or a limited partner and the management of the business of the Operating Partnership and such activities as are incidental thereto. The assets of the Company shall be limited to partnership interests in the Operating Partnership; PROVIDED THAT the Company shall be permitted to hold such bank accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as general partner of the Operating Partnership under the Limited Partnership Agreement of the Operating Partnership (PROVIDED THAT accounts held on behalf of the Operating Partnership to permit the Company to carry out its responsibilities under the Limited Partnership Agreement of the Operating Partnership shall be considered to belong to the Operating Partnership and the interest earned thereon shall be applied for the benefit of the Operating Partnership); and provided further that, the Company shall be permitted to acquire, directly or through a "qualified REIT subsidiary" or limited liability company, up to a one percent interest in any partnership or limited liability company at least ninety-nine percent of the equity of which is owned by the Operating Partnership.

            s. NEGATIVE COVENANTS. Without the prior written approval of the holder(s) of a majority of the Preferred Shares, which approval shall not be unreasonably withheld, delayed or conditioned with respect to activities that in the reasonable judgment of such holders would not have an adverse effect on the holders of the Series A Preferred Shares, the Company shall not:

                  (i) MERGERS. Merge or consolidate with any Person or sell all or substantially all its assets, or permit the Operating Partnership to merge or consolidate with any entity or sell all or substantially all its assets, provided no such approval shall be necessary if such merger or consolidation shall not cause a Change of Control to occur (for the purpose of this Section 4(s)(i) only, substituting 75% for 50% in the definition thereof).

                  (ii) CHARTER AMENDMENTS. Make any amendment to the Certificate of Incorporation or By-Laws or the Charter Documents of the Company or the Operating Partnership (including to Exhibit 4 to the Partnership Agreement Amendment) in a manner that could adversely affect the powers, preferences or the rights of the Preferred Shares or the Series A Preferred Partnership Units (including any amendment, revision, revocation or other change to the Ownership Limit that reduces it below 9.2%) or make any amendment to the Certificate of Incorporation or By-Laws or the Charter Documents of any wholly-owned Subsidiary of the Company in a manner that could adversely affect the powers, preferences or the rights of the Preferred Shares, or make any material amendment to the Charter Documents of any other Subsidiary of the Company in a manner that could adversely affect the powers, preferences or the rights of the Preferred Shares. Without limiting the foregoing, the reduction of the Ownership Limit below 9.2% or the imposition of any capital stock transfer restriction shall be deemed to have an adverse effect on the holders of the Series A Preferred Shares.

                  (iii) BANKRUPTCY. File for, or otherwise acquiesce in seeking, protection under any bankruptcy, insolvency or other similar common law, state, local or federal protection statute or regulation, or permit any of its Subsidiaries to file for, or otherwise acquiesce in seeking, protection under any bankruptcy, insolvency or other similar state, local or federal protection statute or regulation.

                  (iv) LOAN DOCUMENTS. Amend, or permit the amendment of, the terms of the Loan Documents (as hereinafter defined) in any material respect (including, but not limited to, amendments effected in connection with work-outs or restructurings of any of the foregoing) in any manner, or enter into any refinancing of any of the Loan Documents or any credit, loan or other agreement, which amendment, refinancing or credit, loan or other agreement would prohibit payment of dividends or any other payment due on the Preferred Shares or to a holder or holders of Preferred Shares or otherwise could reasonably be expected to materially adversely affect the powers, preferences or rights of the Preferred Shares. As used herein, "LOAN DOCUMENTS" means (i) the Term Loan Agreement and the other agreements and documents entered into in connection therewith), (ii) the Amended and Restated Revolving Credit Agreement, dated as of June 8, 2000, among the Operating Partnership, the Lenders (as defined therein), Bayerische Hypo-Und Vereinsbank, AG and Commerzbank AG and the agreements and documents entered into in connection therewith and (iii) the agreements set forth on SCHEDULE 4(s)(iv). For avoidance of doubt, amendments to the Loan Documents that only change commitment amounts of the lenders or interest rates on, or maturity dates of, the indebtedness thereunder do not require the consent of the holders of Preferred Shares under this subsection.

                  (v) ISSUANCES. Authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, or permit the Operating Partnership or any other Subsidiary of the Company to authorize, issue or enter into any agreement providing for the issuance of, any equity rights (such as profit participation) or equity securities (or any securities, commitments or agreements convertible into or exchangeable for equity rights or equity securities) with rights, including, but not limited to, rights with respect to dividends, liquidation preference or other repurchase rights, senior to or pari passu with the Preferred Shares, except for equity rights or equity securities proceeds from the sale of which are used within five (5) days of the receipt thereof to pay the Call Option Exercise Price for the Preferred Shares to the extent permitted by
      Section 6 hereof. For avoidance of doubt, a Subsidiary of the Company may issue preferred interests in such Subsidiary so long as such preferred interests are not convertible into or exchangeable for either (i) securities issued by the Company which are pari passu or senior to the Preferred Shares or (ii) interests in the Operating Partnership which are pari passu or senior to the Series A Preferred Partnership Units.


                  (vi) elect not to continue to, comply with all requirements necessary to be treated as a "real estate investment trust" within the meaning of the Code and the Regulations.

                  (vii) make any distribution on its capital stock to any stockholder of the Company other than in cash or with respect to a shareholder rights plan, except as set forth in SCHEDULE 4(s)(vii).

                  (viii) make any distribution on its capital stock of any kind (including cash) to any stockholder of the Company at any time that a Put Option (as hereinafter defined) or a Call Option (as hereinafter defined) has been exercised in whole or in part and the put price or call price, as applicable, has become due and has not been paid in full in cash by the Company.

                  (ix) withdraw as the general partner of the Operating Partnership or admit any other person or entity as a general partner of the Operating Partnership.

                  (x) take any action, or permit any Subsidiary or other Affiliate of the Company to take any action, which would result in (A) less than 75% of the assets of the Company qualifying as "real estate assets" under Section 856(c)(4)(A) of the Code or the Regulations promulgated thereunder, or more than 25% of its assets to consist of assets described in Section 856(c)(4)(B) of the Code or the Regulations promulgated thereunder, (B) less than 75% of the gross income of the Company qualifying as income described in Section 856(c)(3) of the Code and the Regulations promulgated thereunder and less than 95% of such gross income qualifying as income described in Section 856(c)(2) of the Code or the Regulations promulgated thereunder or any material amount of the Company's income to be income that the Company believes, acting in good faith, would be reasonably likely to constitute income from a "prohibited transaction" as defined in Section 857(b)(6)(B)(iii) of the Code and the Regulations promulgated thereunder, (C) any material amount of the Company's assets to be property described in Section 1221(a)(1) of the Code (other than "foreclosure property" as defined in Section 856(e) of the Code), or (D) the Company ceasing to be a REIT; provided, however, that if as a result of a change in the law after the date hereof a violation of a provision contained in (A), (B) or (C) above would not cause a Failure by the Company to Maintain REIT

      Status or a Material Adverse Effect, then the Company shall no longer be required to comply with such changed provision.

                  (xi) LIQUIDATE. Liquidate, dissolve or effect a recapitalization or reorganization of the Company or the Operating Partnership in any form of transaction.

                  (xii) RESTRICTED PROPERTY DEBT. Encumber all or any portion of the Restricted Properties (as defined in Section7) with indebtedness (not including accounts payable but including any indebtedness (whether or not secured) of the Subsidiaries which own, or own an equity interest in, any of the Restricted Properties) or permit any Subsidiary of the Company that owns any of the Restricted Properties, or owns an equity interest in any of the Restricted Properties, to guarantee in any manner the obligations of any Person, where the aggregate principal amount of such indebtedness plus the principal amount of the obligations so guaranteed does not exceed $828,000,000 (the "Restricted Property Debt") and any refinancing of such debt and guarantees in excess of the Restricted Property Debt is hereinafter referred to as a ("Restricted Property Refinancing"), and with respect to each Restricted Property individually, not in excess of such amount set forth in Schedule 4(s)(xii)(A). In addition, an aggregate amount not to exceed $40,000,000 of capitalized leases, equipment financing and similar debt may be incurred, with such debt incurred by any Subsidiaries relating to the Restricted Properties not to exceed one-third of the amount of such aggregate amount. The debt associated with FoodBrand, L.L.C. shall not be considered for the purposes of determining the foregoing debt levels. Notwithstanding the foregoing, Restricted Property Debt shall not include the obligations of the Company and its Subsidiaries arising out of that certain letter of credit issued by the Bank (as hereinafter defined) for the benefit of Sunrise Special Tax District #1 (or any replacements of such letter of credit).

                  t. COMPETITORS. Notwithstanding any provision to the contrary herein, (i) no holder of Preferred Shares who is a Competitor (as hereinafter defined) shall be entitled to receive any information from the Company that has not been publicly disclosed, (ii) the Company shall not be obligated to provide any such information to any Competitor, and (iii) no such Competitor shall be entitled to exercise any inspection rights provided for herein (including, without limitation, in the definition of "Failure by the Company to Maintain REIT Status" in Section 5(f)). For purposes of this Section, "COMPETITOR" shall mean any Person whose primary business activity is developing, owning or operating retail or entertainment shopping centers, provided, however, that "Competitor" does not include any insurance company, financial institution, pension, profit-sharing, employee benefit and retirement plan, individual retirement account, mutual fund and institutional investment fund whose investors consist primarily of institutions and high net worth individuals, in each case regardless of their investment in retail or entertainment shopping centers. In addition, in no circumstance shall the Buyer be included in the definition of "Competitor."

                  u. DEFINITIONS. For purposes of this Agreement:

                  "MAJOR HOLDER" shall mean a holder of at least one hundred thousand (100,000) shares of the Preferred Shares issued and outstanding.

                  "SUBSTANTIAL HOLDER" shall mean a holder of at least two
            hundred fifty thousand (250,000) shares of Preferred Shares issued and outstanding.

Unless otherwise specified herein, the provisions of this Section 4 shall terminate at such time as none of the Preferred Shares remain outstanding.

      5.    PUT OPTION.

            (a) GRANT. The Company hereby grants to each holder of Preferred Shares a right and option (each, a "PUT OPTION") to require the Company to purchase, and the Company hereby agrees to purchase, all or any portion of the Preferred Shares held by such holder, subject to the terms and conditions described below.

            (b) EXERCISE. The Put Option may be exercised by any holder of Preferred Shares at any time and from time to time (i) after a Change in Control (as hereinafter defined), (ii) after the Failure by the Company to Maintain REIT Status (as defined below) for any reason, (iii) after the fifth anniversary of the Initial Closing Date or (iv) after the occurrence of those events of Event of Noncompliance set forth in paragraphs (a), (b) (but only if the Event of Noncompliance under paragraph (b) arises in connection with a breach of Sections 4(c), 4(g), 4(r), 4(s) (except 4(s)(xii)), hereunder or in connection with a material breach of the material provisions of Sections 5, 6 or 7 hereunder), and
(e) of the definition thereof below (each, a "MATERIAL EVENT OF NONCOMPLIANCE"). The Company shall notify the holders of Preferred Shares (i) at least thirty
(30) days prior to the completion of, or, if later, promptly upon the Company's learning of, any proposed or consummated Change of Control, (ii) immediately upon the Company's obtaining knowledge of any Failure by the Company to Maintain REIT Status and (iii) promptly after the Company's obtaining knowledge of the occurrence of a Material Event of Noncompliance. Such notice shall include, as applicable, a reasonably detailed description of the Change in Control, including the identity of the other party or parties, the consideration received and the closing date or a detailed description of the facts and/or events resulting in the Failure by the Company to Maintain REIT Status or the Material Event of Noncompliance, as the case may be. Upon notice to the Company (a "PUT OPTION EXERCISE NOTICE"), each holder of Preferred Shares shall have the right to require the Company to purchase all or any portion of its Preferred Shares
(i) thirty (30) days after receipt from the Company of notice of the consummation of a Change of Control, (ii) as soon as practicable, but in any event no less than twenty (20) days, after providing written notice to the Company in the event of a Failure by the Company to Maintain REIT Status or a Material Event of Noncompliance, and (iii) at any time after the fifth anniversary of the issuance date upon ninety (90) days advance notice. Each Put Option Exercise Notice, in order to be valid, must specify an account to which funds may be wire transferred.

            (c) PUT OPTION EXERCISE PRICE. For each Preferred Share purchased by the Company pursuant to this Section 5, the price per share to be paid by the Company for each Preferred Share which is the subject of the Put Option (the "PUT OPTION EXERCISE PRICE") shall be an amount equal to:

                  (i) if a Change in Control occurs on or prior to the first anniversary of the Initial Closing, the greater of (A) $106 plus all accumulated and accrued but unpaid dividends through the date of repurchase by the Company and (B) the Standard Put Payment (as defined below);

                  (ii) if a Change in Control occurs after the first anniversary of the Initial Closing but on or prior to the second anniversary of the Initial Closing, the greater of (A) $104.50 plus all accumulated and accrued but unpaid dividends through the date of repurchase by the Company and (B) the Standard Put Payment;

                  (iii) if a Change in Control Transaction occurs after the second anniversary of the Initial Closing but on or prior to the third anniversary of the Initial Closing, the greater of (A) $103 plus all accumulated and accrued but unpaid dividends through the date of repurchase by the Company and (B) the Standard Put Payment;

                  (iv) if (A) a Change in Control occurs after the third anniversary of the Initial Closing, (B) there occurs a Failure by the Company to Maintain REIT Status that was not the result of a willful and intentional, and not inadvertent, act of the Company (provided such failure is not a breach of either Section 4(s)(vi) or (x) in either of which case subsection (v) below shall govern), or (C) at any time after the fifth anniversary of the Initial Closing, the Standard Put Payment;

                  (v) if a Material Event of Noncompliance has occurred, an amount equal to (i) the Standard Put Payment, computed as of the date the Material Event of Noncompliance has occurred, plus (ii) an amount that, assuming a purchase by the holder of a Preferred Share of a Preferred Share on the date of the occurrence of the Material Event of Noncompliance for a price equal to the Standard Put Payment and taking into account both the actual payment of the Standard Put Payment on the date of repurchase by the Company and all Regular Dividends paid subsequent to the date the Material Event of Noncompliance occurs, would result in an internal rate of return to such holder from the date of the occurrence of the Material Event of Noncompliance through the date of repurchase by the Company of 17.62% per annum; or

                  (vi) In addition, if the event giving rise to the exercise of the Put Option is a Material Event of Noncompliance or a Failure by the Company to Maintain REIT Status, and in such case was the result of the willful and intentional, and not inadvertent, act of the Company, then the Put Option Exercise Price in such event shall be an amount equal to the Increased Put Payment (as defined below).

            (d) PUT OPTION PAYMENT. If a holder of Preferred Shares exercises a Put Option by timely delivery of a Put Option Exercise Notice, the Company shall deliver to such holder, by wire transfer of immediately available funds to an account specified by such holder in the Put Option Exercise Notice, the amount of the Put Option Exercise Price for each Preferred Share to be repurchased by the Company on the date specified in the Put Option Exercise Notice, so long as such date is consistent with the provisions of Section 5(b) (the "PUT OPTION CLOSING DATE"). Upon delivery of the payment of the Put Option Exercise Price as provided herein, such Preferred Shares shall no longer be deemed outstanding, all rights whatsoever with respect to such Preferred Shares shall terminate and the certificates, if any, evidencing the shares shall be delivered to the Company for cancellation. In the event that the Put Option is not honored or the

Put Option Exercise Price is not paid in full on the Put Option Closing Date for any reason and such default is not cured within 90 days (except in connection with a Change of Control or the Failure of the Company to Maintain REIT Status, in either of which cases no grace period shall apply), then the Put Option Exercise Price for each Preferred Share which is the subject of the Put Option shall be increased to the Increased Put Payment (if such amount is greater than the Put Option Exercise Price otherwise payable).

            (e) REDEMPTION PREMIUM. Buyer and the Company agree that, because the Buyer may require that the Company redeem the Preferred Shares at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium that will be treated as a constructive distribution for United States federal income tax purposes. Buyer generally would take this constructive distribution into account each year in the same amount as original issue discount would be taken into account if the preferred stock were treated as a debt security for United States federal income tax purposes, and account for the distribution as a dividend to the extent so required under Section 305 of the Code.

            (f)   DEFINITIONS.  For purposes of this Agreement:

            "CHANGE OF CONTROL" shall mean (i) the direct or indirect sale, lease, transfer, exchange, assignment or other disposition of all or substantially all of the assets of the Company or the Operating Partnership to any Person or group of Persons acting in concert as a partnership or other group within the meaning of Rule 13d-5 under the 1934 Act (a "GROUP OF PERSONS"), (ii) the merger or consolidation of the Company with or into another entity with the effect that either (a) the Company is not the surviving entity (other than a merger consummated solely in connection with the reincorporation of the Company into the State of Maryland) or (b) the Company is the surviving entity but the stockholders of the Company prior to the merger hold less than 50% of the combined voting power of the outstanding securities of the Company after the merger which ordinarily (and apart from rights accruing under special circumstances) have the right to vote in the election for the board directors, (iii) the Company ceases to be the sole general partner of the Operating Partnership for any reason or the Company holds less than 50% of the economic interest of the Operating Partnership for any reason, (iv) the replacement of a majority of the Board of Directors of the Company (the "BOARD"), over a two-year period, from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by the Board (or their replacements approved by the Board) as constituted at the beginning of such period, or (v) a Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors. Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred solely as a result of the Kan Am Group (as hereinafter defined) (i) holding 50% or more of the economic interest of the Operating Partnership or (ii) becoming the beneficial owner of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company so long as (A) nominees of any member of the Kan Am Group comprise less than 50% of the Board and (B) in any event the Kan Am Group is the beneficial owners of securities representing less than 40% of the combined voting power of the outstanding Company securities. The "Kan Am Group" means Kan Am US, Inc. and any Person that directly or indirectly controls, is controlled by, or is under common control with Kan Am US, Inc. For purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person.

            An "EVENT OF NONCOMPLIANCE" shall be deemed to have occurred if:

                        (a) the Company has not paid in cash in full the amount of accumulated and accrued but unpaid dividends on the Preferred Shares for four consecutive Dividend Reference Dates (as defined in the Certificate of Designations);

                        (b) the Company materially breaches any covenants set forth herein or otherwise materially fails to comply with the material provisions of the Certificate of Designations, after written notice and a ninety (90) day opportunity to cure for non-willful breaches which are able to be cured;

                        (c) the Company defaults or any of its Subsidiaries defaults in the performance of any obligation or obligations if the effect of such default is to cause either (i) an amount having an individual principal amount in excess of $50,000,000, (ii) an aggregate principal amount in excess of $250,000,000 or (iii) any of the Restricted Property Debt to become due prior to its stated maturity (by acceleration or otherwise);

                        (d) an "Event of Default" (however characterized) under the Loan Documents or any other Material Agreement (as hereinafter defined) has occurred which could reasonably be expected to result in a Material Adverse Effect, after written notice and a 90 day opportunity to cure for non-willful breaches which are able to be cured ("MATERIAL AGREEMENT" means an agreement or arrangement to which the Company or any of its Subsidiaries is a party, or by which the Company, any of its Subsidiaries or any of their properties is bound, which is material to the Company and its Subsidiaries taken as a whole);

                        (e) (A) the Company, the Operating Partnership or any Significant Subsidiary that owns any of the Restricted Properties shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or shall commence any case or other proceeding relating to any such entity under any bankruptcy, reorganization, insolvency, dissolution or liquidation or similar law, (B) any Significant Subsidiary that does not own any of the Restricted Properties shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or shall commence any case or other proceeding relating to any such entity under any bankruptcy, reorganization, insolvency, dissolution or liquidation or similar law and such assignment, admission, failure or commencement could reasonably be expected to have a Material Adverse Effect, or (C) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Company, any Significant Subsidiary of the Company or any substantial part of the assets of any such entity, or a case or other proceeding shall be commenced against any such entity under any bankruptcy, reorganization, insolvency, dissolution or liquidation or similar law which petition, application or proceeding could reasonably be expected to have a Material Adverse Effect, and any such entity shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 75 days following the filing or commencement thereof.

                  (f) any representation or warranty of the Company contained herein was untrue in any material respect when made.

                  A "FAILURE BY THE COMPANY TO MAINTAIN REIT STATUS" shall be deemed to have occurred upon (i) the issuance by the Internal Revenue Service of a Notice of Deficiency or its counterpart alleging that the Company no longer qualifies as a REIT; (ii) the issuance by any accounting firm or law firm engaged by the Company of a written opinion or other written conclusion that the Company has failed to comply with the requirements for REIT Status in any period, or that a substantial likelihood exists that the Company has failed to comply with the requirements for REIT Status in any period; (iii) the lapse of ninety (90) days after the Buyer and/or a Substantial Holder informs the Company in writing, based upon a reasonable investigation conducted by or on behalf of the Company, Buyer or a Substantial Holder and with an explanation for such conclusion, that a substantial likelihood exists that the Company has failed to comply with the requirements for REIT Status without receipt by the Buyer and/or the Substantial Holder, as applicable, of a written opinion of a nationally recognized accounting firm, based on the conduct of a due diligence exercise constituting review of the Company's books and records by such accounting firm (and not based on merely statistical sampling), that the Company has complied, and continues to comply with, the requirements for REIT Status; or (iv) the failure by the Company to permit Buyer or a Substantial Holder who is not a Competitor to investigate upon three (3) Business Days' notice whether the Company continues to comply with the requirements for REIT Status, after Buyer or such Substantial Holder has indicated a reasonable belief, based upon advice of such Buyer's or Substantial Holder's legal counsel or accountants, that an issue exists with respect to the Company's REIT Status, unless a Comfort Letter (as hereinafter defined) is delivered prior to the termination of such three (3) Business Day period. If a Comfort Letter is delivered after such three (3) Business Day period, any investigation commenced prior to such time shall cease. "Comfort Letter" shall mean a written opinion of a nationally recognized accounting firm addressed to the Buyer and the applicable Substantial Holder that, upon an appropriate due diligence investigation by such accounting firm, the facts and circumstances giving rise to the reasonable belief of the Buyer or such Substantial Holder do not threaten the REIT Status of the Company. An investigation by the Buyer or a Substantial Holder who is not a Competitor for this purpose shall include the Company allowing immediate access to its books and records and the books and records of its Subsidiaries (including all tax returns, reports and declarations and all communications from governmental authorities), and promptly affording the opportunity to interview in person officers, employees, and agents of the Company without such persons refusing to provide information based upon a claim of privilege or confidentiality or for use for any other reason.

                  "INCREASED PUT PAYMENT" means, with respect to any Preferred Share, (i) the amount necessary to generate the Base Internal Rate of Return (as defined in the Certificate of Designations but computed substituting 17.62% for 14.62% in such definition), plus (ii) the amount of all accumulated and accrued but unpaid dividends on such Preferred Share (other than Regular Dividends) computed as of the date of repurchase by the Company. Notwithstanding the foregoing or any other provision of this Agreement or the Certificate Designations to the contrary, the Increased Put Payment with respect to any outstanding Preferred Share computed as of a particular date shall be in the same amount as the Increased Put Payment with respect to each other outstanding Preferred Share computed as of such date. For avoidance of doubt, if the Increased Put Payment becomes payable pursuant to this Agreement and is not paid for any reason prior to any voluntary or involuntary liquidation, dissolution or winding up of the Company (a "Liquidation"), the excess of the amount of the Increased Put Payment over the amount payable under Section 1 of the Certificate of Designations in a Liquidation shall be paid with respect to the Preferred Shares in addition to the amount payable under such Section 1 prior to any payment or distribution on any Junior Securities (as defined in the Certificate of Designations). A sample calculation of the Base Internal Rate of Return is attached hereto as EXHIBIT H.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  "REIT STATUS" means meeting the requirements of, and maintaining the election for being, a "real estate investment trust" within the meaning of the Code and the Regulations.

                  "STANDARD PUT PAYMENT" means, with respect to any Preferred Share, (i) the amount necessary to generate the Base Internal Rate of Return (as defined in the Certificate of Designations), plus (ii) the amount of all accumulated and accrued but unpaid dividends on such Preferred Share (other than Regular Dividends), each computed as of the date of repurchase by the Company. Notwithstanding the foregoing or any other provision of this Agreement or the Certificate Designations to the contrary, the Standard Put Payment with respect to any outstanding Preferred Share computed as of a particular date shall be in the same amount as the Standard Put Payment with respect to each other outstanding Preferred Share computed as of such date.

      6.    CALL OPTION.

            a. GRANT. Buyer hereby grants to the Company a right and option (a "CALL OPTION") to require each holder of Preferred Shares to sell, and each holder of Preferred Shares hereby agrees to sell all, but not less than all, the Preferred Shares held by such holder, subject to the terms and conditions described below.

            b. EXERCISE. The Call Option may be exercised by the Company at any time after the first anniversary of the Initial Closing Date, provided, however, in the event of a Kan Am Redemption (as hereinafter defined) prior to the first anniversary of the Initial Closing Date, simultaneously with, and as a condition to, the consummation of such Kan Am Redemption, the Company has the right and obligation to exercise the Call Option. The Company shall notify the holders of Preferred Shares at least forty-five (45) days prior to exercise of the Call Option.

            b. CALL OPTION EXERCISE PRICE. Unless the Ownership Waiver Limit Agreement provides otherwise, for each Preferred Share purchased by the Company pursuant to this Section 6 the price per share for the Call Option (the "CALL OPTION EXERCISE PRICE") is payable in cash and in an amount equal to: (i) if the Call Option is being exercised prior to the first anniversary of the Initial Closing Date in connection with a Kan Am Redemption, the greater of (A) $106 plus all accumulated and accrued but unpaid dividends through the date of repurchase by the Company and (B) the Early Call Repurchase Price (as hereinafter as herein defined, (ii) if the Call Option is being exercised on any day after the first anniversary of the Initial Closing Date but prior to the date which is thirty (30) months after the Mandatory Closing Date (the "EARLY CALL PERIOD"), $100 plus the Yield Maintenance Premium (as defined below) (the "EARLY CALL REPURCHASE PRICE") and (iii) if the Call Option is being exercised on any day on or after 30 months from the Mandatory Closing Date, the Standard Call Payment. A sample calculation of an exercise of a Call Option by the Company at the end of the 16th month after Initial Closing is attached hereto as EXHIBIT K.

            d. CALL OPTION PAYMENT. If the Company exercises a Call Option by timely delivery of a Call Option Exercise Notice, the holders of Preferred Shares shall deliver certificates, if any, evidencing the shares subject to such notice against delivery by the Company of the Call Option Exercise Price for each Preferred Share by wire transfer of immediately available funds to an account specified by such holder not later than 45 days following the date on which the Call Option Exercise Notice is given to the holders of Preferred Shares (the "CALL OPTION CLOSING DATE"). Upon delivery of the payment of the Call Option Exercise Price as provided herein, such Preferred Shares shall no longer be deemed outstanding, and all rights whatsoever with respect to such Preferred Shares (except the right of the holders of Preferred Shares to receive the Call Option Exercise Price without interest) shall terminate. In the event that the Call Option Exercise Price is not paid in full on the Call Option Closing Date, or within three (3) days of such date if the Company made a good faith effort to deliver the Call Option Exercise Price on such date, then the Call Exercise Price shall be the Increased Call Payment. If one or more holders of Preferred Shares do not specify an account for payment of the Call Option Exercise Price, the Company shall deposit on the Call Option Closing Date the Call Option Exercise Price for all of such holders' Preferred Shares with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of such respective holders who did not specify an account, with irrevocable instructions and authority to the bank or trust corporation to pay the Call Option Exercise Price for such shares to their respective holders on or after the Call Option Closing Date upon receipt of such holders' certificates representing the Preferred Shares. As of the Call Option Closing Date, the deposit shall constitute full payment of the Preferred Shares to their holders, and from and after the Call Option Closing Date such shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Call Option Exercise Price of the shares, without interest, upon surrender of their certificates therefor.

            e. DEFINITIONS. For purposes of this Agreement:

                  "INCREASED CALL PAYMENT" means, with respect to any Preferred Share, (i) the amount necessary to generate the Base Internal Rate of Return (as defined in the Certificate of Designations, but computed substituting 17.62% for 14.62% in such definition) plus (ii) the amount of all accumulated and accrued but unpaid dividends on such Preferred Shares (other than Regular Dividends), computed as of the date of repurchase by the Company. Notwithstanding the foregoing or any other provision of this Agreement or the Certificate Designations to the contrary, the Increased Call Payment with respect to any outstanding Preferred Share computed as of a particular date shall be in the same amount as the Increased Call Payment with respect to each other outstanding Preferred Share computed as of such date. For avoidance of doubt, if the Increased Call Payment becomes payable pursuant to this Agreement and is not paid for any reason prior to a Liquidation, the excess of the amount of the Increased Call Payment over the amount payable under Section 1 of the Certificate of Designations in a Liquidation shall be paid with respect to the Preferred Shares in addition to the amount payable under such Section 1 prior to any payment or distribution on any Junior Securities (as defined in the Certificate of Designations).

                  "KAN AM REDEMPTION" means the acquisition by the Company or the Operating Partnership of capital stock of the Company or Partnership Interests held by the Kan Am Group in an amount in excess of $175,000,000.

                  "STANDARD CALL PAYMENT" means, with respect to any Preferred Share, (i) the amount necessary to generate the Base Internal Rate of Return (as defined in the Certificate of Designations) plus (ii) the amount of all accumulated and accrued but unpaid dividends on such Preferred Share (other than Regular Dividends), each computed as of the date of repurchase by the Company. Notwithstanding the foregoing or any other provision of this Agreement or the Certificate Designations to the contrary, the Standard Call Payment with respect to any outstanding Preferred Share computed as of a particular date shall be in the same amount as the Standard Call Payment with respect to each other outstanding Preferred Share computed as of such date. Sample calculations of the Standard Call Payment in connection with the exercise by the Company of Call Options in the month that is thirty-nine (39) months and forty eight
      (48) months after the Initial Closing Date are attached hereto as EXHIBIT
      I.

                  "YIELD MAINTENANCE PREMIUM" means for each Preferred Share for which such premium must be determined, the positive excess, if any, as of the date of the repurchase of such Preferred Share by the Company of (a) the Yield Maintenance Cash Flows (calculated as described below) with respect to such Preferred Share discounted to the date of repurchase by the Company of such Preferred Share at a monthly discount rate equal to 1/12 multiplied by the sum of 2.00% plus the interpolated yield on the U.S. Treasury Bill with a term that most closely approximates the period of time from the date of repurchase of such Preferred Share by the Company through the end of the Early Call Period over (b) $100. The "YIELD MAINTENANCE CASH FLOWS" with respect to a Preferred Share is the monthly cash flows otherwise due to the holder of such Preferred Share for which the Yield Maintenance Premium is being calculated, including all Regular Dividends and the Standard Call Payment (other than amounts required by clause (ii) of the definition of Standard Call Payment) that would be payable to the holder of such Preferred Share on the assumption that all Regular Dividends are paid in full in cash on each Dividend Reference Date and that the Standard Call Payment was paid in cash in full on the first day after the end of the Early Call Period. Notwithstanding the foregoing or any other provision of this Agreement or the Certificate Designations to the contrary, the Yield Maintenance Premium with respect to any outstanding Preferred Share computed as of a particular date shall be in the same amount as the Yield Maintenance Premium with respect to each other outstanding Preferred Share computed as of such date. A sample calculation of the Yield Maintenance Payment is attached hereto as EXHIBIT J.

      7. SALE OF RESTRICTED PROPERTIES.

            a. Except in compliance with this Section 7, the Company will not sell, or allow any of its Subsidiaries to sell, directly or indirectly, all or any portion of any of the properties described on SCHEDULE 7 attached hereto (each such property is referred to as a "RESTRICTED PROPERTY" and collectively such properties are referred to as "RESTRICTED PROPERTIES") (whether the sale is of a fee interest in a Restricted Property or an equity interest in a Restricted Property). Prior to the sale of all or any portion of a Restricted Property or the granting of consent by the holders of a majority of the Preferred Shares pursuant to Section 4(s)(xii) to a Restricted Property Refinancing (such a sale or a Restricted Property Refinancing is referred to herein as a "RESTRICTED PROPERTY TRANSACTION"), the Company shall provide each holder of Preferred Shares with a notice and certification as follows:

            (i) a copy of the proposed closing statement for the Restricted Property Transaction (and, promptly after the closing of a Restricted Property Transaction, the Company shall deliver to each holder of Preferred Shares, a copy of the final closing statement, purchase or financing contract, and title company disbursement statement relating to the Restricted Property Transaction certified as true, correct and complete by an authorized representative of the Company with knowledge of the Restricted Property Transaction.)

            (ii) a certification that no Event of Noncompliance shall have occurred and be continuing, and no Event of Noncompliance shall occur as a result of the consummation of the Restricted Property Transaction.

            b. The Company shall have the right to sell, or allow its Subsidiaries to sell, directly or indirectly, all or any portion of the Restricted Properties, and, subject to obtaining the prior written consent of the holders of a majority of the Preferred Shares in accordance with Section 4(s)(xii), the Company and its Subsidiaries shall have the right to consummate a Restricted Property Refinancing, subject to the right of each holder of Preferred Shares to require the Company to purchase a portion (which may be as many as all) of such holder's Preferred Shares concurrently with the closing of such Restricted Property Transaction with a portion of the proceeds thereof. The closing of a Restricted Property Transaction shall be conditioned upon provision for payment to each holder of Preferred Shares of the amount owed pursuant to Section 7(c). If such payment or provision therefore cannot be made for any reason, the proposed Restricted Property Transaction shall not be consummated. If, in accordance with Section 7(c), not all the Preferred Shares requested to be repurchased by the Company are to be repurchased, repurchases of Preferred Shares shall be made ratably from each holder based on the number of Preferred Shares held by each holder requesting a repurchase; provided that no holder shall have repurchased from such holder more shares than such holder has requested to have repurchased.

            c. In connection with the consummation of a Restricted Property Transaction the Company shall be obligated to purchase up to that number of Preferred Shares equal to (i) the applicable release price set forth in SCHEDULE 7 (the "RELEASE PRICE") for the Restricted Property which is the subject of the Restricted Property Transaction divided by (ii) $100. If the Restricted Property Transaction is consummated on any day prior to the date which is thirty (30) months after the Mandatory Closing Date (the "EARLY SALE PERIOD"), the purchase price for each share shall be the Early Sale Repurchase Price (as hereinafter defined). If the Restricted Property Transaction is consummated on any day on or after the date which is thirty (30) months after the Mandatory Closing Date, the purchase price for each share shall be the Standard Sale Repurchase Price (as hereinafter defined).

            d. For purposes of this Agreement:

                  "EARLY SALE REPURCHASE PRICE" means, with respect to any Preferred Share, (i) $100 plus (ii) the Yield Maintenance Premium plus any additional dividends (other than Regular Dividends (as defined in the Certificate of Designations)) accrued and unpaid on such Preferred Share.

                  "STANDARD SALE REPURCHASE PRICE" means, with respect to any Preferred Share, (i) the amount necessary to generate the Base Internal Rate of Return (as defined in the Certificate of Designations) plus (ii) the amount of all accumulated and accrued but unpaid dividends on such Preferred Share (other than Regular Dividends), each computed as of the date of repurchase by the Company. Notwithstanding the foregoing or any other provision of this Agreement or the Certificate Designations to the contrary, the Standard Sale Repurchase Price with respect to any outstanding Preferred Share computed as of a particular date shall be in the same amount as the Standard Sale Repurchase Price with respect to each other outstanding Preferred Share computed as of such date.

                  "YIELD MAINTENANCE PREMIUM" means for each Preferred Share for which such premium must be determined, the positive excess, if any, as of the date of repurchase of such Preferred Share by the Company, of (a) the Yield Maintenance Cash

      Flows (calculated as described below) with respect to such Preferred Share to the date of repurchase by the Company of such Preferred Share discounted at a monthly discount rate equal to 1/12 multiplied by the sum of 2.00% plus the interpolated yield on the U.S. Treasury Bill with a term that most closely approximates the period of time from the date of repurchase of such Preferred Share by the Company through the end of the Early Sale Period over (b) $100. The "YIELD MAINTENANCE CASH FLOWS" with respect to a Preferred Share is the monthly cash flows otherwise due to the holder of such Preferred Share for which the Yield Maintenance Premium is being calculated, including all Regular Dividends and the Standard Sale Repurchase Price (other than amounts required by clause (ii) of the definition of Standard Sale Repurchase Payment) that would be payable to the holder of such Preferred Share on the assumption that all Regular Dividends are paid in full in cash on each Dividend Reference Date and that the Standard Sale Repurchase Price was paid in cash in full on the first Business Day after the end of the Early Sale Period. Notwithstanding the foregoing or any other provision of this Agreement or the Certificate Designations to the contrary, the Yield Maintenance Premium with respect to any outstanding Preferred Share computed as of a particular date shall be in the same amount as the Yield Maintenance Premium with respect to each other outstanding Preferred Share computed as of such date.

      8. TRANSFER AGENT INSTRUCTIONS.

            The Company shall issue irrevocable instructions to its transfer agent, and to any subsequent transfer agent, to issue certificates, registered in the name of each holder of Preferred Shares or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each holder of Preferred Shares to the Company upon conversion of the Preferred Shares or exercise of the Warrants. Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). If a holder of Preferred Shares provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, and such holder of Preferred Shares represents to the Company that it has satisfied any conditions on which such opinion of counsel is based, or a holder of Preferred Shares provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k) (or any successor thereto), the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such holder and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Preferred Shares by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 8 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 8, that the holders of Preferred Shares shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without the posting of any bond or other security being required.

      9. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            a. INITIAL CLOSING DATE. The obligation of the Company to issue and sell the Initial Preferred Shares to Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            (i) Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

            (ii) Buyer shall have delivered to the Company the Purchase Price (less the amounts withheld pursuant to Sections 4(h) and 4(i)) for the Initial Preferred Shares being purchased by Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (iii) the Ownership Limit Waiver Agreement, including the certificate attached thereto, shall be been delivered to the Company executed by Buyer in the form attached hereto as EXHIBIT F (the "OWNERSHIP LIMIT WAIVER").

             (iv) the representations and warranties of Buyer, including those made pursuant to the Ownership Limit Waiver Agreement, shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

            b. MANDATORY CLOSING DATE. The obligation of the Company hereunder to issue and sell the Mandatory Preferred Shares to Buyer at the Mandatory Closing is subject to the satisfaction, at or before such Mandatory Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            (i) Buyer shall have delivered to the Company the Purchase Price (less the amounts withheld pursuant to Sections 4(h) and 4(i)) for the Mandatory Preferred Shares being purchased by Buyer at the Mandatory Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (ii) the representations and warranties of Buyer, including those made pursuant to the Ownership Limit Waiver Agreement, shall be true and correct as of the date when made and as of the Mandatory Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Buyer at or prior to the Mandatory Closing Date.

      10.   CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

            a. INITIAL CLOSING DATE. The obligation of Buyer hereunder to purchase the Initial Preferred Shares from the Company at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion:

            (i) the Company shall have executed each of the Transaction Documents and delivered the same to Buyer.

            (ii) the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State, or a facsimile of such a copy and certification, shall have been delivered to Buyer.

            (iii) the Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and the Conversion Shares issuable upon conversion of the Initial Preferred Shares shall be listed upon the Principal Market.

            (iv) the representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Buyer shall have received a certificate, executed by a duly authorized officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer including, but not limited to, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

            (v) Buyer shall have received the opinion of Hogan & Hartson L.L.P. dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to Buyer and in substantially the form of EXHIBIT D attached hereto.

            (vi) the Company shall have executed and delivered to Buyer the Initial Preferred Stock Certificates (in such denominations as Buyer shall request) for the Initial Preferred Shares being purchased by Buyer at the Initial Closing.

            (vii) the Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to Buyer (the "TRANSACTIONS RESOLUTIONS").

            (viii) as of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Initial Preferred Shares and issuance of the Initial Warrant Shares, an agreed upon number of shares of Common Stock.

            (ix) the Company shall have delivered to Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware, and a good standing certificate for the Company as certified by the Secretary of State of the State of Delaware, each as of a date within fifteen (15) days of the Initial Closing Date.

            (x) the Company shall have delivered to Buyer a secretary's certificate, dated as of the Initial Closing Date, as to (A) the Transaction Resolutions, (B) resolutions of the Company's Board of Directors increasing the Ownership Limit to 9.225% (the "OWNERSHIP LIMIT RESOLUTIONS"), (C) the Certificate of Incorporation, (D) the By-Laws, with
      (A), (B) and (C) each as in effect at the Initial Closing, (E) the Limited Partnership Agreement of the Operating Partnership and all amendments thereto and (F) the incumbency signatures of those officers of the Company executing this Agreement or any document or instrument contemplated hereby.

            (xi) the Company shall have made all filings required to be made prior to closing under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

            (xii) the Company shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

            (xiii) a certificate shall have been delivered to Buyer executed by Bayerische Hypo-Und Vereinsbank AG (the "BANK") in which the Bank (i) consents to the transactions contemplated hereby and by the other Transaction Documents, (ii) indicates that no Event of Default under the Loan Documents will be triggered as a result of the consummation of the transactions contemplated hereby and by the other Transaction Documents and (iii) indicates that, to the knowledge of the Bank, no Event of Default has occurred under the Loan Documents.

            (xiv) an Ownership Limit Waiver Agreement shall be been delivered to Buyer executed by the Company in the form attached hereto as EXHIBIT F.

            (xv) an amendment to the Limited Partnership Agreement of the Operating Partnership in the form of EXHIBIT G (the "PARTNERSHIP AGREEMENT AMENDMENT") shall have been duly adopted.

            b. MANDATORY CLOSING DATE. The obligation of Buyer hereunder to purchase the Mandatory Preferred Shares from the Company at the Mandatory Closing is subject to the satisfaction, at or before the Mandatory Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion:

            (i) all dividends accumulated and accrued but unpaid on the Initial Preferred Shares through the close of business on the day preceding the Mandatory Closing Date shall be paid in full in cash on the Mandatory Closing Date prior to the issuance of the Mandatory Preferred Shares.

            (ii) the Company shall have complied with and satisfied all of the requirements of Section 1(c).

            (iii) the Certificate of Designations shall be in full force and effect and shall not have been amended since the Initial Closing Date, and a copy thereof certified by the Secretary of State of the State of Delaware as of a date within fifteen (15) days of the Mandatory Closing Date shall have been delivered to Buyer.

            (iv) the Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on or delisted from the Principal Market nor shall delisting or suspension by such Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and all of the shares of Common Stock that may be issuable as Conversion Shares or Warrant Shares shall be listed upon the Principal Market.

            (v) the representations and warranties of the Company shall be true and correct as of the date when made and as of the Mandatory Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date and except as such representations and warranties may no longer be true and correct as the result of events that do not constitute a Material Adverse Effect, individually or in the aggregate, and that do not breach any of the covenants of the Company contained herein) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or the Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to the Mandatory Closing Date. Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Mandatory Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer including, but not limited to, an update as of the Mandatory Closing Date regarding the representation contained in Section 3(c) above.

            (vi) Buyer shall have received the opinion of Hogan and Hartson L.L.P. dated as of the Mandatory Closing Date, in form, scope and substance reasonably satisfactory to Buyer and in substantially the form of EXHIBIT D attached hereto.

            (vii) the Company shall have executed and delivered to Buyer the Preferred Stock Certificates (in such denominations as Buyer shall request) for the Mandatory Preferred Shares being purchased by Buyer at the Mandatory Closing.

            (viii) the Transaction Resolutions and the Ownership Limit Resolutions shall be in full force and effect and shall not have been amended as of the Mandatory Closing Date.

            (ix) as of the Mandatory Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares or the issuance of the Warrant Shares, a number of shares of Common Stock equal to an agreed upon number of shares of Common Stock which would be issuable upon conversion in full of the then outstanding Preferred Shares.

            (x) the Company shall have delivered to Buyer a good standing certificate for the Company as certified by the Secretary of State of the State of Delaware dated no more than three (3) days before the Mandatory Closing Date.

            (xi) the Company shall have delivered to Buyer a secretary's certificate, dated as of the Mandatory Closing Date, certifying as to (A) the Transaction Resolutions, (B) the Ownership Limit Resolutions, (C) the Certificate of Incorporation, (C) the By-Laws, and (D) the Limited Partnership Agreement of the Operating Partnership and all amendments thereto, each as in effect at the Mandatory Closing.

            (xii) the Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

            (xiii) the Company shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

      11. INDEMNIFICATION. In consideration of Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless Buyer and each other holder of the Securities and all of their stockholders, officers, partners, members, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, but not limited to, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery or performance of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 11 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, but not limited to, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

      12.   GOVERNING LAW; MISCELLANEOUS.

            a. GOVERNING LAW; JURISDICTION; JURY TRIAL. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            c. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

            d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least two-thirds (66 2/3%) of the outstanding Preferred Shares or, if this Agreement is to be amended or waived prior to the issuance of any Preferred Shares, an instrument in writing signed by the Company and Buyer. Any such instrument shall be binding upon all parties hereto. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

            f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally or (ii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

      If to the Company:

            The Mills Corporation
            1300 Wilson Boulevard
            Suite 400
            Arlington, VA 22209
            Attention:  Chief Executive Officer (one copy)
                        General Counsel (one copy)
      with a copy to:

            Hogan & Hartson L.L.P.
            555 Thirteenth Street, N.W.
            Washington, D.C. 20004
            Attention:  Alan L. Dye, Esq.

      If to Buyer:

            iStar Financial Inc.
            1114 Avenue of the Americas
            New York, New York  10036
            Attention:  President  (one copy)
                        Chief Financial Officer (one copy)

      with a copy to:

            iStar Financial Inc.
            1114 Avenue of the Americas
            New York, New York  10036
            Attention:  Chief Executive Officer  (one copy)
                        General Counsel (one copy)

            and

            Katten Muchin Zavis
            525 West Monroe, Suite 1600
            Chicago, Illinois 60661
            Attention:  Nina B. Matis, Esq.

or at such other address and/or to the attention of such other person as the recipient party has specified by written notice given to the party sending such notice five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service or receipt from a nationally recognized overnight delivery service in accordance with clause (i) or (ii) above, respectively.

            g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any holders of Preferred Shares; provided, however, that (1) this Agreement shall not inure to the benefit of any holder of Preferred Shares who has not agreed in writing to be bound by its terms; (2) no Preferred Shares may be transferred if, as a result thereof, the Company would be required to register such shares pursuant to the 1934 Act; (3) no Preferred Shares may be transferred to a transferee that is not an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act; and (4) Buyer may not transfer or assign its obligations hereunder with respect to the Mandatory Closing. The Company shall not assign this

Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (66-2/3%) of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Change of Control with respect to which the Company is in compliance with the terms and conditions of the Transaction Documents and the Certificate of Designations. The Company shall cooperate with Buyer and each holder of Preferred Shares in pledging and/or transferring Preferred Shares and Warrants so long as such transfers are in compliance with the terms and conditions of this Agreement.

            h. SURVIVAL. Unless this Agreement is terminated under Section 12(k), the representations and warranties of the Company and the Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 11, shall survive the Closings.

            i. PUBLICITY. The Company and Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

            j. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            k. TERMINATION. In the event that the Initial Closing shall not have occurred with respect to Buyer on or before five (5) Business Days from the date hereof due to the Company's or Buyer's failure to satisfy the conditions set forth in Sections 9(a) and 10(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this
Section 12(k), the Company shall remain obligated to reimburse Buyer for the expenses described in Section 4(h) above.

            l. PLACEMENT AGENT. The Company acknowledges that it has engaged Banc of America Securities LLC as placement agent in connection with the sale of the Preferred Shares, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be solely responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, but not limited to, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

            m. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            n. REMEDIES. Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            o. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments pursuant to the Transaction Documents or the Certificate of Designations or Buyer or other holder of Securities enforces or exercises their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, but not limited to, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  [Remainder of page intentionally left blank.
                            Signature page follows.]

      IN WITNESS WHEREOF, the Company and Buyer have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


COMPANY:                              BUYER:

THE MILLS CORPORATION                 ISTAR PREFERRED HOLDINGS LLC

By: /S/ PETER B. MCMILLAN               By:   JAY SUGARMAN
   --------------------------------         ----------------------------
   Name: Peter B. McMillan                  Name: Jay Sugerman
   Title: President and Chief               Title: Chief Executive Officer
          Operating Officer

                                    SCHEDULES

Schedule 3(a)(i)         Subsidiaries
Schedule 3(a)(ii)        Significant Subsidiaries
Schedule 3(c)(i)         Capitalization of the Company
Schedule 3(c)(ii)        Capitalization Diagram
Schedule 3(e)(i)-(iv)    Conflicts
Schedule 3(f)            SEC Documents
Schedule 3(g)            Material Changes
Schedule 3(h)(i)-(ii)    Litigation
Schedule 3(n)            Employee Relations
Schedule 3(o)(i)-(iii)   Intellectual Property
Schedule 3(p)            Environmental Laws
Schedule 3(t)(i)-(ii)    Indebtedness
Schedule 3(u)            Tax Status
Schedule 3(v)            Certain Transactions
Schedule 4(e)(iv)        Joint Ventures
Schedule 4(s)(iv)        Loan Documents
Schedule 4(s)(vii)       Distributions
Schedule 4(s)(xii)(A)    Restricted Property Debt
Schedule 4(s)(xii)(B)    Equipment Financing
Schedule 7               Restricted Properties

                                    EXHIBITS

Exhibit A         Form of Certificate of Designations
Exhibit B         Form of Warrant
Exhibit C         Form of Registration Rights Agreement
Exhibit D         Form of Company Counsel Opinion
Exhibit E         Reserved
Exhibit F         Ownership Limit Waiver Agreement
Exhibit G         Limited Partnership Agreement Amendment
Exhibit H         Examples of Calculations of Base Internal Rate of Return
Exhibit I         Examples of Calculations of Standard Call Payments
Exhibit J         Examples of Calculations of Yield Maintenance Premium
Exhibit K         Examples of Calculations of Call Option Exercise Price